United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 18, 2021

Date of Report (Date of earliest event reported)

Roth CH Acquisition III Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40147	83-3584928
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

888 San Clemente Drive, Suite 400 Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 720-5700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROCR	The Nasdaq Stock Market LLC
Warrants	ROCRW	The Nasdaq Stock Market LLC
Units	ROCRU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the preparation of the financial statements of Roth CH Acquisition III Co. (the “Company”) as of September 30, 2021, the Company’s management identified errors made in its historical financial statements where, at the closing of the Company’s Initial Public Offering on March 5, 2021 (the “IPO”), the Company improperly valued its common stock, par value $0.0001 per share (“common stock”), subject to possible redemption. The Company previously determined the common stock subject to possible redemption to be equal to the redemption value of $10.00 per share of common stock, while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001.

Subsequently, upon further review by the Company’s management and in consultation with the Company’s external accounting advisor, management determined that the common stock issued during the IPO can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all shares of common stock subject to possible redemption, resulting in the common stock subject to possible redemption being equal to their redemption value. As a result, management has noted a classification error related to temporary equity and permanent equity in its historical financial statements. This resulted in the need for a restatement of the initial carrying value of the common stock subject to possible redemption with the offset recorded to additional paid-in capital and common stock. In light of this, on November 18, 2021, the Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that (i) certain items on the Company’s previously issued audited balance sheet dated as of March 5, 2021, which were related to the IPO, (ii) the Company’s financial statements as of and for the period ended March 31, 2021 and (iii) the Company’s financial statements as of and for the period ended June 30, 2021 (the “Relevant Periods”) should no longer be relied upon and that it is appropriate to restate the Company’s financial statements for the Relevant Periods. The Company will restate such financial statements in its Quarterly Report on Form 10-Q for the period ended September 30, 2021 to be filed with the Securities and Exchange Commission as soon as practicable.

In addition, the Company’s management concluded that the Company’s disclosure controls and procedures were not effective, due solely to the material weakness in the Company’s internal control over financial reporting related to the Company’s accounting for complex financial instruments, and specifically as a result of the fact that the Company improperly valued the common stock subject to possible redemption. As a result, the Company performed additional analysis as deemed necessary to ensure that the Company’s financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2021

ROTH CH ACQUISITION III CO.

By:	/s/ Byron Roth
Name:	Byron Roth
Title:	Co-Chief Executive Officer